Exhibit 10.9

                 AMENDMENT NO. 8 TO LOAN AND SECURITY AGREEMENT

                            THE SCOTSMAN GROUP, INC.
                             8211 Town Center Drive
                            Baltimore, Maryland 21236



                               September 30, 1996


Congress Financial Corporation
1133 Avenue of the Americas
New York, New York 10036

Gentlemen:

          Congress Financial Corporation, a California corporation (together with its successors and assigns, "Lender") and The Scotsman Group, Inc., a Maryland corporation (together with its successors and assigns, "Borrower") have entered into certain financing arrangements as set forth in the Loan and Security Agreement, dated as of December 16, 1993, between Lender and Borrower, as amended pursuant to Amendment No. 1 to Loan and Security Agreement, dated June 15, 1994, Amendment No. 2 to Loan and Security Agreement, dated as of September 14, 1994, Amendment No. 3 to Loan and Security Agreement, dated March 24, 1995, Amendment No. 4 to Loan and Security Agreement, dated as of March 28, 1995, Amendment No. 5 to Loan and Security Agreement, dated as of August 1, 1995, Amendment No. 6 to Loan and Security Agreement, dated as of October 13, 1995 and Amendment No. 7 to Loan and Security Agreement, dated as of January 30, 1996 (as amended hereby and as the same may be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement", and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, collectively, the "Financing Agreements").

          Borrower has requested that the rate of interest payable by Borrower to Lender be decreased effective October 1, 1996, and Lender is willing to agree to such decrease, subject to the terms and conditions contained herein. By this Amendment, Lender and Borrower desire and intend to evidence such amendment.

          In consideration of the foregoing and the agreements and covenants contained herein, the parties hereto agree as follows:

          Definitions.

          1. Amendment to Definition. Subject to the terms and conditions contained herein, effective as of October 1, 1996, all references to the term "Interest Rate" in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean, as to Prime Rate


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Loans, a rate of one-quarter (.25%)percent per annum in excess of the Prime Rate and, as to Eurodollar Rate Loans, a rate of two and one-half (2.50%) percent per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Borrower as in effect three (3) Business Days after the date of receipt by Lender of the request of Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrower); provided, that, (a) the Interest Rate shall mean the rate of two and one quarters (2.25%) percent per annum in excess of the Prime Rate as to Prime Rate Loans and the rate of four and one-half (4.50%) percent per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans, at Lender's option, without notice,
(i) for the period on and after the date of termination or non-renewal hereof, or the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing or until such time as all Obligations are fully and finally paid and satisfied (notwithstanding entry of any judgment against Borrower) and (ii) on the Loans at any time outstanding in excess of the amounts available to borrower under Sections 2.1, 2.2 or 2.3, as applicable (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default) and (b) the amendment to the definition of the term "Interest Rate" as to Eurodollar Rate Loans provided for herein shall only be effective as to Eurodollar Rate Loans requested by Borrower after October 1, 1996.

                1.2   Interpretation.   All  capitalized   terms  used  in  this
Amendment, unless otherwise defined herein, shall have the respective meanings assigned thereto in the Loan Agreement.

          2. Conditions to Effectiveness. The amendment contained herein shall be effective October 1, 1996, provided, that, (a) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and (b) Lender shall have received an original of this Amendment, duly authorized, executed and delivered by Borrower and Mobile.

          3. Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control. The Loan Agreement and this Amendment shall be read and construed as one agreement.

          4. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or


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desirable to effectuate the provisions and purposes of this Amendment.

          5. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of New York.

          6. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

          7. Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Letter Agreement.

          8. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

          Please sign the enclosed counterpart of this Amendment in the space provided below, whereupon this Amendment, as so accepted by Lender, shall become a binding agreement between Borrow and Lender.

                                       Very truly yours,

                                       THE SCOTSMAN GROUP, INC.



                                       By:    /s/Gerald E. Keefe
                                              ----------------------------------
                                              Gerald E. Keefe
                                       Title: Vice President Fleet & Finance


AGREED:

CONGRESS FINANCIAL CORPORATION


By:    /s/Lawrence S. Forte
       -----------------------------
       Lawrence S. Forte
Title: Vice President


ACKNOWLEDGED AND AGREED:

MOBILE FIELD OFFICE COMPANY


By:    /s/John B. Ross
       -----------------------------
       John B. Ross
Title: Secretary



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